Exhibit 16

POWER OF ATTORNEY

Each of the undersigned officers and trustees of BlackRock Global Equity Income Trust ("BFD"), BlackRock World Investment Trust ("BWC" and, together with BFD, the "Target Funds") and BlackRock Global Opportunities Equity Trust ("BOE" and, together with the Target Funds, the "Funds"), each a statutory trust formed under the laws of the State of Delaware, do constitute and appoint Richard S. Davis, Henry Gabbay and Donald C. Burke, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-14 (the "Registration Statement"), including any pre-effective amendments and/or any post-effective amendments thereto, and any other filings with federal, state or local authorities or any regulatory authorities or stock exchanges that may be deemed by the officers of the Funds to be necessary or desirable in connection with the transactions contemplated therein, such transactions including, but not limited to, the termination of the Target Funds’ registrations under the Investment Company Act of 1940, as amended (the "1940 Act"), the delisting of the Target Funds' securities from all stock exchanges and the dissolution of the Target Funds' under applicable state law, and to file the same under the Securities Act of 1933, as amended, the 1940 Act, applicable state law or the rules of any regulatory authority or stock exchanges, or otherwise, with respect to the registration or offering of BOE’s shares of common stock, par value $0.001 per share and the completion of the other transactions contemplated by the Registration Statement and this Power of Attorney or necessary or incidental thereto; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 6th day of February, 2009.

/s/ Donald C. Burke	/s/ Kathleen F. Feldstein
Donald C. Burke	Kathleen F. Feldstein
President and Chief Executive Officer	Trustee

/s/ Neal J. Andrews	/s/ James T. Flynn
Neal J. Andrews	James T. Flynn
Chief Financial Officer	Trustee

/s/ G. Nicholas Beckwith, III	/s/ Henry Gabbay
G. Nicholas Beckwith, III	Henry Gabbay
Trustee	Trustee

/s/ Richard E. Cavanagh
Richard E. Cavanagh	Jerrold B. Harris
Trustee	Trustee

/s/ Richard S. Davis	/s/ R. Glenn Hubbard
Richard S. Davis	R. Glenn Hubbard
Trustee	Trustee

/s/ Kent Dixon	/s/ W. Carl Kester
Kent Dixon	W. Carl Kester
Trustee	Trustee

/s/ Frank J. Fabozzi	/s/ Karen P. Robards
Frank J. Fabozzi	Karen P. Robards
Trustee	Trustee